                                                                      Exhibit 32

                                    CERTIFICATION PURSUANT TO
                                     18 U.S.C. SECTION 1350,
                                     AS ADOPTED PURSUANT TO
                          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Frontier  Airlines,  Inc. (the "Company") on Form 10-K
for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),  the undersigned as the Company's  principal  executive officer and principal  financial officer certify,  pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the
Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:   June 11, 2004

By:/s/ Jeff  S. Potter
   Jeff S. Potter
   President and Chief Executive Officer

By:/s/ Paul H. Tate
   Paul H. Tate
   Senior Vice President and Chief Financial Officer